Exhibit 1.1

EXECUTION COPY

$150,000,000

FESTIVAL FUN PARKS, LLC PALACE FINANCE, INC.
107/8% Senior Notes due 2014

Purchase Agreement

March 29, 2006

J.P. Morgan Securities Inc.

As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Festival Fun Parks, LLC, a Delaware limited liability company (the “Company”) and Palace Finance, Inc., a Delaware corporation (“Palace Finance”) and Palace Funding, Inc., a Delaware corporation (“Funding”), and a wholly-owned subsidiary of Parent (as defined below), (the Company, Palace Finance and Funding, the “Issuers”), as described below, propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $150,000,000 principal amount of their 10 7/8% Senior Notes due 2014 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of April 12, 2006 (the “Indenture”) among the Issuers party thereto, Palace Entertainment Holdings, Inc., a Delaware corporation (“Parent”), the subsidiary guarantors parties thereto listed in Schedule 2 hereto (the “Subsidiary Guarantors” and together with Parent, the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by Parent and each of the Subsidiary Guarantors (the “Guarantees”).

Parent, the Company and Palace Entertainment, Inc. have entered into a Stock Purchase Agreement dated as of February 9,2005 and accepted on February 21,2006 (the “Acquisition Agreement”), pursuant to which Parent will acquire the Company through the purchase of all of the outstanding membership interests of the Company.  For purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Preliminary Offering Memorandum (as defined below) and means, collectively, the purchase pursuant to the Acquisition Agreement, the related debt and equity financings in connection therewith, all other transactions contemplated by the Acquisition Agreement, in each case as described in the Preliminary Offering Memorandum, and the merger of Funding into the Company on the Acquisition Closing Date.  The net proceeds of the offering of the Securities will be used, together with borrowings under the new senior secured credit facility of the Company (the “Senior Secured Credit Facility”) and funds received from the equity investments made by affiliates of MidOcean Partners, L.P. and certain members of senior management to finance a portion of the acquisition of the Company, to refinance existing indebtedness and to pay related fees and expenses.  The Transactions are expected to be consummated on a substantially concurrent basis on the Closing Date (as defined in Section 2(a) hereof), subject to the following paragraph.

In the event that the Closing Date occurs prior to the Acquisition Closing Date (as defined below) (referred to herein as the “Escrow Closing”), (i) the Securities will be guaranteed on an unsecured senior basis only by Parent and (ii) Funding and Parent will enter into an escrow and security agreement in form and substance reasonably satisfactory to the Initial Purchasers (the “Escrow Agreement”), and will direct the deposit into an escrow account (the “Escrow Account”) with Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”), by the Initial Purchasers of the gross proceeds of the offering of the Notes ($150,000,000), and by Funding and Parent (or their affiliates on behalf of the Funding and Parent) an additional $1,268,750.00 (the “Additional Escrow Amount”), such that escrowed funds (the “Escrow Funds”) are in an amount sufficient to redeem the Securities at a price equal to 100% of the issue price of the Securities, plus accrued and unpaid interest from and including the Closing Date to but excluding May 10, 2006.  The Escrow Agreement shall provide that the Escrowed Funds shall only be released pursuant to the terms of the Escrow Agreement.

Concurrently with the consummation of the Acquisition, whether or not there is an Escrow Closing, (such time, the “Acquisition Closing Date”), the Company and Palace Finance (the “Specified Issuers”) and each of the Subsidiary Guarantors will enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder to the Purchase Agreement”).  In addition, on the Acquisition Closing Date, (i) Funding will merge with and into the Company, (ii) the Specified Issuers and each of the Subsidiary Guarantors will enter into a supplemental indenture (the “Supplemental Indenture”) among themselves and the Trustee or otherwise become parties to the Indenture, pursuant to which the Specified Issuers will assume the obligations under the Securities and each of the Subsidiary Guarantors will guarantee the Securities, and (iii) the Specified Issuers and the Subsidiary Guarantors will enter into a joinder agreement to the Registration Rights Agreement (as defined below) (the “Joinder to the Registration Rights Agreement”).

For purposes of this Agreement, the making of representations and warranties and the agreements, obligations, acknowledgments, confirmations and understandings of each of the Specified Issuers and the Subsidiary Guarantors shall not become effective until the execution and delivery of the Joinder to the Purchase Agreement, at which time such representations, warranties, agreements, obligations, acknowledgments, confirmations and understandings shall become effective and all representations, warranties, agreements, obligations, acknowledgments, confirmations and understandings of the Issuers, Parent and the Subsidiary Guarantors hereunder shall be joint and several.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Issuers, Parent and the Subsidiary Guarantors have prepared a preliminary offering memorandum dated March 17, 2006 and a supplement to the preliminary offering memorandum dated March 27,2006 (collectively, the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuers, Parent and the Subsidiary Guarantors and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers and Parent to the Initial Purchasers pursuant to the terms of this Agreement.  The Issuers and Parent hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement, to be dated the Closing Date and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Issuers, Parent and the Subsidiary Guarantors (in the event of an Escrow Closing, after giving effect to the Joinder to the Registration Rights Agreement) will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Issuers and Parent hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.  (a) The Specified Issuers, or in the case of an Escrow Closing, Funding agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from April 12, 2006 to the Closing Date.  In the event that the Acquisition is consummated, the Issuers agree to pay to the Initial Purchasers the Initial Purchasers’ commission with respect to the Securities which will equal 2.5% of the aggregate gross proceeds of the Securities (the “Initial Purchasers’ Commission”).  In the event that the Closing Date occurs simultaneously with the Acquisition Closing Date (a “Non-Escrow Closing”), the Initial Purchasers’ Commission will be paid by netting the amount of the Initial Purchasers’ Commission from the payment price for the Securities such that the Initial Purchasers will pay the Issuers 97.5% of the principal amount of the Securities.  In the event of an Escrow Closing, the Initial Purchasers will deposit 100% of the gross proceeds of the offering of the Notes into the Escrow Account.  In the event of an Escrow Closing, the Initial Purchasers’ Commission will be paid upon the release of the Escrow Funds pursuant to the terms of the Escrow Agreement.  The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Issuers and Parent understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation 0 under the Securities Act (“Regulation 0”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)        within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)         in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Issuers and Parent acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)           The Issuers, Parent and the Subsidiary Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers, Parent and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuers, Parent, the Subsidiary Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuers, Parent, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuers, Parent and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers, Parent or the Subsidiary Guarantors with respect thereto.  Any review by the Representative or any Initial Purchaser of the Issuers, Parent, the Subsidiary Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, Parent, the Subsidiary Guarantors or any other person.

2.             Payment and Delivery.  (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on April 12, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to (i) the account(s) specified by the Issuers to the Representative or (ii) in the event of an Escrow Closing, the Escrow Account, against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Issuers, Parent and the Subsidiary Guarantors.  The Issuers, Parent and the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser that (it being acknowledged and agreed that the representations and warranties in clauses (h), (i), 0), (k), (I), (p)(ii) and (p)(iii) below with respect to the Company, Palace Finance and the Subsidiary Guarantors shall be deemed to be made only upon the Acquisition Closing Date):

(a)           Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers, Parent and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)           Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Issuers and Parent (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, and other written communications used in accordance with Section 4(c).

(c)           Financial Statements.  The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby;

the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(d)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) none of Parent, the Company or any of their respective subsidiaries has entered into any transaction or agreement that is material to Parent, the Company and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent, the Company and their respective subsidiaries taken as a whole; and (iii) none of Parent, the Company or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Time of Sale Information.

(e)           Organization and Good Standing.  Each of the Issuers, Parent and their respective subsidiaries has been duly organized and is validly existing and in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of Parent, the Issuers and their respective subsidiaries taken as a whole or on the performance by the Issuers, Parent and the Subsidiary Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

(f)            Limitations on the Activities of Funding and Palace Finance.  Other than in connection with or incident to its obligations under the Securities, the Indenture, the Escrow Agreement and in order to effectuate the Acquisition and the other related Transactions, Funding does not hold any assets or has not become liable for any obligations or engaged in any business activities.  Funding does not own or control, directly or indirectly, any corporation, association or other entity.  Other than in connection with or incident to its obligations under the Securities, the Indenture and the Credit Facility, Palace Finance does not hold any assets and has not become liable for any obligations or engaged in any business activities.  Palace Finance does not own or control, directly or indirectly, any corporation, association or other entity.

(g)           Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except as otherwise described in each of the Time of Sale Information and the Offering Memorandum; and all the outstanding equity interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, as of the Closing Date, will be owned directly by Parent, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except as otherwise described in each of the Time of Sale Information and the Offering Memorandum.

(h)           Due Authorization.  The Issuers, Parent and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Joinder Agreement to the Purchase Agreement (only with respect to the Specified Issuers and the Subsidiary Guarantors) the Securities, the Indenture (including each Guarantee set forth therein), the Supplemental Indenture (in the event of an Escrow Closing, only with respect to the Specified Issuers and the Subsidiary Guarantors), the Escrow Agreement (in the event of an Escrow Closing, only with respect to Parent and Funding), the Exchange Securities, the Registration Rights Agreement, the Joinder to the Registration Rights Agreement (in the event of an Escrow Closing, only with respect to the Specified Issuers and the Subsidiary Guarantors), the Acquisition Agreement (only with respect to Parent and the Company), the Senior Secured Credit Facility, together with any other documents, agreement or instruments delivered in connection therewith (the “Senior Credit Facility Documentation”) and each of the employment agreements (the “Employment Agreements”) of John A. Cora, Daniel S. Martinez and James “Chip” Cleary, respectively (only with respect to the Company) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)            The Indenture and the Supplemental Indenture.  The Indenture has been duly authorized by the Issuers, Parent and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers, Parent and each of the Subsidiary Guarantors enforceable against the Issuers, Parent and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Supplemental Indenture, if any, has been duly authorized by the Specified Issuers and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Specified Issuers and each of the Subsidiary Guarantors enforceable against the Specified Issuers and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture, and on the Acquisition Closing Date, the Indenture as supplemented by the Supplemental Indenture, if applicable, will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j)            The Securities and the Guarantees.  The Securities have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by Parent and each of the Subsidiary Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of Parent and each of the Subsidiary Guarantors, enforceable against Parent and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           The Exchange Securities.  On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Issuers, Parent and each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, as issuer, and Parent and each of the Subsidiary Guarantors, as guarantor, enforceable against the Issuers, Parent and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            Purchase and Registration Rights Agreements.  This Agreement has been duly authorized, executed and delivered by the Issuers, Parent and each of the Subsidiary Guarantors; and the Registration Rights Agreement has been duly authorized by the Issuers, Parent and each of the Subsidiary Guarantors and on the Closing Date will be duly executed and delivered by the Issuers, Parent and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers, Parent and each of the Subsidiary Guarantors enforceable against the Issuers, Parent and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(m)          The Joinder to the Purchase Agreement.  As of the Acquisition Closing Date, the Joinder to the Purchase Agreement will have been duly authorized by each of the Specified Issuers and Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Specified Issuers and Subsidiary Guarantors enforceable against each of the Specified Issuers and Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n)           Joinder to the Registration Rights Agreement.  As of the Acquisition Closing Date, in the event of an Escrow Closing, the Joinder to the Registration Rights Agreement will have been duly authorized by each of the Specified Issuers and Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Specified Issuers and Subsidiary Guarantors enforceable against each of the Specified Issuers and Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(o)           Escrow Agreement.  The Escrow Agreement has been duly authorized by Funding and Parent and, in the event of an Escrow Closing, when executed and delivered in accordance with its terms by each of the parties thereto will constitute a valid and legally binding obligation of the Funding and Parent, enforceable against the Funding and Parent in accordance with its terms, subject to the Enforceability Exceptions.  Upon the Escrow Closing, the Escrow Agreement will be effective to create in favor of the Escrow Agent, for its benefit and the benefit of the holders of the Securities, a valid security interest in all rights of the Funding and Parent in (a) the Escrow Account, (b) all “security entitlements” (as such term is defined in Section 8-1 02(a) of the Uniform Commercial Code of New York (“UCC”)) with respect to all “financial assets” (as such term is defined in Section 8-1 02(a) of the UCC) held in the Escrow Account and (c) all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of such security entitlements, in each case, securing the Securities).  Such security interests will constitute first priority perfected security interests in the Collateral (as defined in the Escrow Agreement) free and clear of all liens and security interests, other than the liens and security interests granted under the Escrow Agreement.

(p)           Other Transaction Documents.  (i) The Acquisition Agreement has been duly authorized, executed and delivered by Parent and the Company and constitutes a valid and binding agreement of Parent and the Company enforceable against each of Parent and the Company in accordance with its terms, subject to the Enforceability Exceptions.  The Employment Agreements have been duly authorized, executed and delivered by Parent and the Company and constitute valid and binding agreements of Parent and the Company enforceable against each of Parent and the Company in accordance with its terms, subject to the Enforceability Exceptions.  (iii) The Senior Credit Facility Documentation has been duly authorized by the Company and, to the extent a party thereto, Parent and the Company’s subsidiaries and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company and, to the extent a party thereto, Parent and the Company’s subsidiaries, enforceable against the Company and, to the extent a party thereto, Parent and the Company’s subsidiaries in accordance with its terms, subject to the Enforceability Exceptions.

(q)           Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(r)            No Violation or Default.  None of the Issuers, Parent or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers, Parent or any of their respective subsidiaries is a party or by which the Issuers, Parent or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuers, Parent or any of their respective subsidiaries is subject, including, without limitation, the Acquisition Agreement; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s)           No Conflicts.  The execution, delivery and performance by the Issuers, Parent and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuers, Parent and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent, the Company or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent, the Company or any of their respective subsidiaries is a party or by which Parent, the Company or any of their respective subsidiaries is bound or to which any of the property or assets of Parent, the Company or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Parent, the Company or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)            No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuers, Parent and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuers, Parent and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications which have been obtained or as may be required (i) under applicable state securities and blue sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iii) prior to the Acquisition Closing Date, the landlord consents under the Acquisition Agreement.

(u)           Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Issuers, Parent and each of the Subsidiary Guarantors, contemplated by any governmental or regulatory authority or by others.

(v)           Independent Accountant.  Deloitte & Touche, LLP (“Deloitte”) who have certified certain financial statements of the Company and its respective subsidiaries are independent public accountants with respect to Parent, the Company and its subsidiaries within the meaning of (i) Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder and (ii) the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(w)          Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)            Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(y)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among Parent, the Issuers or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of Parent, the Issuers or any of their respective subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(z)            Investment Company Act.  None of Parent, the Issuers or any of their respective subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)         Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(bb)         Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Issuers, Parent and each of the Subsidiary Guarantors, is contemplated or threatened and none of the Issuers, Parent or any Subsidiary Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(dd)         Compliance With Environmental Laws.  (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known by the Company or Parent to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee)         Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”» would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001 (a)(3) of ERISA).

(ff)           Accounting Controls.  The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(gg)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries or, to the knowledge of the Issuers, Parent and each of the Subsidiary Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)           Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)           Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Issuers, Parent and each Subsidiary Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         Solvency.  On and immediately after the Closing Date (in the event of an Escrow Closing, with respect to Funding) and the Acquisition Closing Date, the Specified Issuers (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ll)           No Restrictions on Subsidiaries.  Except as disclosed in the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm)       No Broker’s Fees.  None of Parent, the Issuers or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)         Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(oo)         No Integration.  Neither the Issuers nor any of their respective affiliates (as defined in Rule 501 (b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(pp)         No General Solicitation or Directed Selling Efforts.  Neither the Issuers nor any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation 0 or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(qq)         Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1 (b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr)           No Stabilization.  None of the Issuers, Parent or any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss)         Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale

Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27 A of the Securities Act and Section 21 E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)         Statistical, Market and Attendance Data.  Nothing has come to the attention of the Issuers that has caused the Issuers to believe that the statistical, market-related and attendance data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

4.             Further Agreements of the Issuers, Parent and the Subsidiary Guarantors.  The Issuers, Parent and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies.  The Issuers and Parent will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Issuers and Parent will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)           Additional Written Communications.  Before using, authorizing, approving or referring to any written communication (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an “Issuer Written Communication”) (other than written communications that are listed on Annex A hereto and the Offering Memorandum), the Issuers and Parent will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative.  The Issuers and Parent will advise the Representative as promptly as practicable, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuers or Parent of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers and Parent will use their commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e)           Ongoing Compliance of the Offering Memorandum and Time of Sale Information.  (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers and Parent will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuers and Parent will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)            Blue Sky Compliance.  The Issuers and Parent will qualify, or will assist the Initial Purchasers in qualifying, the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications, or will continue to assist in such qualifications, in effect so long as required for the offering and resale of the Securities; provided that none of the Issuers, Parent or any of the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Clear Market.  During the period from the date hereof through and including the date that is 180 days after the date hereof, the Issuers, Parent and each of the Subsidiary

Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers, Parent or any of the Subsidiary Guarantors and having a tenor of more than one year.

(h)           Use of Proceeds.  On the Acquisition Closing Date, the Issuers will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(i)            Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers, Parent and each of the Subsidiary Guarantors will, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)            PORTAL and OTC.  The Issuers and Parent will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company COTC”).

(k)           No Resales by the Issuers and Parent.  The Issuers and Parent will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers, Parent or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(l)            No Integration.  Neither the Issuers, Parent nor any of their respective affiliates (as defined in Rule 501 (b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m)          No General Solicitation or Directed Selling Efforts.  None of the Issuers, Parent or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation 0 or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n)           No Stabilization.  None of the Issuers, Parent or any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities-

(o)           Compliance with Escrow Agreement; Payment of Initial Purchasers’ Commission.  In the event of an Escrow Closing, upon the Acquisition Closing Date pursuant to the terms of the Escrow Agreement, the Issuers, Parent and the Subsidiary Guarantors will comply with the terms of the Escrow Agreement, including delivering and causing to be delivered such documents, certificates and opinions as are required thereunder, and the Escrow Agent will release Escrow Funds in an amount equal to the Initial Purchasers’ Commission to the Initial Purchasers as provided under Section 1(a) of this agreement.

(p)           Opinions upon Acquisition Closing Date.  In the event of an Escrow Closing, upon the Acquisition Closing Date, the Issuers, Parent and the Subsidiary Guarantors will cause Kirkland & Ellis LLP, counsel to the Issuers and Parent, to furnish to the Representative at the request of the Issuers their written opinion dated the Acquisition Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex 0-1 hereto.

(q)           Joinder to the Purchase Agreement; Joinder to the Registration Rights Agreement; Supplemental Indenture.  In the event of an Escrow Closing, simultaneous with the consummation of the Acquisition on the Acquisition Closing Date, Funding and Parent will cause the Specified Issuers and Subsidiary Guarantors to become a party to (i) this Agreement by executing and delivering the Joinder to the Purchase Agreement, (ii) the Registration Rights Agreement by executing and delivering the Joinder to the Registration Rights Agreement and (iii) the Indenture by executing and delivering the Supplemental Indenture.

(r)            Release of Escrow Funds.  In the event of an Escrow Closing, Funding and Parent shall not, and shall cause their respective affiliates not to, seek the release of Escrow Funds from the Escrow Account unless such release is in compliance with the terms of the Indenture and the Escrow Agreement.

5.             Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, (ii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iii) any written communication prepared by such Initial Purchaser and approved by the Issuers and Parent in advance in writing or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuers, Parent and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of Funding and Parent, and, subject to the fifth paragraph of this Agreement and the first paragraph of Section 3 of this Agreement, the Specified Issuers and the Subsidiary Guarantors, contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, Parent, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuers or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate.  The Representative shall have received on and as of the Closing Date (including in the case of any Escrow Closing) a certificate of an executive officer of each of the Issuers, Parent and each of the Subsidiary Guarantors who has specific knowledge of such Issuers’, Holding’s or such Subsidiary Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuers, Parent and the Subsidiary Guarantors in this Agreement are true and correct and that the Issuers, Parent and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(f)            Opinion of Counsel for the Issuers, Parent and Subsidiary Guarantors.  Kirkland & Ellis LLP, counsel for the Issuers and Parent, shall have furnished to the Representative, at the request of the Issuers, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex 0-1 and 0-2 hereto.

(g)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i)            Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of Parent, the Issuers and their respective subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Joinder to the Purchase Agreement.  The Initial Purchasers shall have received a Joinder to the Purchase Agreement that shall have been executed and delivered by a duly authorized officer of each of the Specified Issuers and the Subsidiary Guarantors.  In the event of an Escrow Closing, this condition precedent shall not be effective and, in lieu thereof, shall become a condition precedent to the release of Escrow Funds under the Escrow Agreement.

(k)           Indenture.  The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuers, Parent, the Subsidiary Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of each of the Issuers and duly authenticated by the Trustee.  In the event of an Escrow Closing, this condition precedent with respect to each of the Specified Issuers and the Subsidiary Guarantors shall not be effective and, in lieu thereof, shall become a condition precedent to the release of Escrow Funds under the Escrow Agreement.

(l)            Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each of the Issuers, Parent and the Subsidiary Guarantors.  In the event of an Escrow Closing, this condition precedent with respect to each of the Specified Issuers and the Subsidiary Guarantors shall not be effective and, in lieu thereof, shall become a condition precedent to the release of Escrow Funds under the Escrow Agreement.

(m)          PORTAL and DTC.  The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(n)           Transactions.  On or prior to the Closing Date, but subject to the last sentence of this clause (n), (i) all of the conditions precedent to the release of the Escrow Funds that are required to be described in the officers’ certificate specified in the Time of Sale Information and the Offering Memorandum shall have been satisfied, (ii) the Company shall have entered into the Senior Credit Facility Documentation on substantially the terms described in each of the Time of Sale Information and the Offering Memorandum and

otherwise in form and substance reasonably satisfactory to the Representative, all conditions precedent to borrowings thereunder shall be satisfied or waived (without waiver or amendment of any material provision thereof unless consented to by the Representative), no default shall exist thereunder and the Initial Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the Senior Secured Credit Facility, (iii) each of the other components of the Transactions shall have been consummated in a manner consistent in all material respects with the description thereof in each of the Time of Sale Information and the Offering Memorandum (including, without limitation, the funding and consummation of the purchase of the Company pursuant to the Acquisition Agreement) (without waiver or amendment of any material provision thereof unless consented to by the Representative) and (iv) Funding shall have merged with and into the Company.  In the event of an Escrow Closing, (x) this condition precedent with respect to each of the Specified Issuers and the Subsidiary Guarantors shall not be effective and, in lieu thereof, shall become a condition precedent to the release of the Escrow Funds under the Escrow Agreement and (y) clause (iv) above shall become a condition precedent to the release of Escrow Funds under the Escrow Agreement; provided however that on the Closing Date, the Representatives shall have received a certificate of an executive officer of each of the Issuers, Parent and each of the Subsidiary Guarantors (which may be combined with each of the respective officer’s certificates required by Section 6(d) of this Agreement) attaching the forms of each of the Transaction Documents to which such entity is a party that have not yet been entered into, and certifying that such forms of Transaction Documents are the forms that will be entered into by the Issuers, Parent and the Subsidiary Guarantors, as applicable, as a condition precedent to the release of the Escrow Funds under the Escrow Agreement.

(o)           Insurance.  On or prior to the Closing Date, Parent shall have obtained a representation and warranty insurance policy that will be in full force and effect that will insure the Company against losses for breaches of representations and warranties and certain covenants in the Acquisition Agreement up to $15 million.  In the event of an Escrow Closing, this condition precedent shall not be effective and, in lieu thereof, shall become a condition precedent to the release of Escrow Funds under the Escrow Agreement.

(p)           Escrow Deposit.  In the event of an Escrow Closing, the Additional Escrow Amount shall have been deposited in the Escrow Amount.

(q)           Additional Documents.  On or prior to the Closing Date, the Issuers, Parent and the Subsidiary Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  Each of the Issuers, Parent and Subsidiary Guarantors jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by or on behalf of such Initial Purchaser expressly for use therein.

(b)           Indemnification of the Issuers, Parent and the Subsidiary Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, Parent, each of the Subsidiary Guarantors, each of their respective directors and officers and each person, if any, who controls the Issuers, Parent or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fifth and sixth sentences of the tenth paragraph and the twelfth paragraph under the heading “Plan of Distribution”.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person;

(iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers, Parent, the Subsidiary Guarantors, their respective directors and officers and any control persons of the Issuers, Parent and the Subsidiary Guarantors shall be designated in writing by Parent.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, Parent and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers, Parent and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers, Parent and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Issuers, Parent and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, Parent or any Subsidiary Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Issuers, Parent, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or (v) the representation in Section 3(a) is incorrect in any respect.

9.             Defaulting Initial Purchaser.  (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers and Parent on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers and Parent shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers and Parent may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers and Parent agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers and Parent as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Issuers and Parent shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers and Parent as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers and Parent shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers, Parent or the Subsidiary Guarantors, except that the Issuers, Parent and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, Parent, the Subsidiary Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers, Parent and each of the Subsidiary Guarantors jointly and severally agree to payor cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers’, Holding’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses related to the Escrow Agreement including the fees of the Escrow Agent; (ix) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Issuers and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Issuers), (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuers, Parent and each of the Subsidiary Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.  In addition, if an Escrow Closing occurs but the Acquisition is not consummated, upon release of the Escrow Funds to redeem the Securities, Funding and Parent jointly and severally agree to reimburse the Initial Purchasers for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, Parent, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, Parent, the Subsidiary Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, Parent, the Subsidiary Guarantors or the Initial Purchasers.

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (f) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14.           Miscellaneous.  (a) Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Gerry Murray, Managing Director.  Notices to the Issuers and the Subsidiary Guarantors shall be given to them at 4590 MacArthur Boulevard, Suite 400, Newport Beach, CA 92660, (fax: (949) 2611414); Attention: John Cora, with notice also provided to Funding and Parent.  Notices to Funding and Parent shall be given to them at 3~0 Park Avenue, 17th Floor, New York, NY 10022, (fax: (212) 497-1373); Attention: Tyler Zachem.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PALACE FUNDING, INC.

By	/s/	Tyler Zachem
Title: President

PALACE ENTERTAINMENT HOLDINGS, INC.

By	/s/	Tyler Zachem
Title: President

Accepted: March 29, 2006

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By	/s/	[Illegible]
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$127,500,000
Jefferies & Company Inc.	22,500,000
Total	$150,000,000

Schedule 2

Subsidiaries of the Company

Subsidiary Guarantors

Splish Splash at Adventureland Inc.

Bullwinkle’s Family Fun Center Holdings LLC

Smartparks - San Jose Inc.

Smartparks - Riverside Inc.

Smartparks - San Dimas Inc.

Raging Waters Group Inc. Wet “N Wild Nevada Inc.

Smartparks - Carolina Inc.

Smartparks - Florida Inc.

Smartparks - Silver Springs Inc.

Palace Management Company LLC

Co-issuer

Palace Finance Inc.

ANNEX A

a.             Additional Time of Sale Information

1.             Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

FESTIVAL FUN PARKS, LLC
PALACE FINANCE, INC.

Pricing Term Sheet

Issuers:	Initially issued by Palace Funding, Inc. Festival Fun Parks, LLC Palace Finance, Inc
Security Description:	Senior Notes
Distribution:	144A/RegS w/ reg rights
Face:	$150,000,000
Gross Proceeds:	$150,000,000
Coupon:	10.875%
Maturity:	April 15, 2014
Offering Price:	100.00%
Yield to maturity:	10.875%
Spread to Treasury:	+607bps
Benchmark:	UST 4.75% 5/14
Ratings:	B2/B
Interest Payment Dates	April 15 and October 15
Beginning:	October 15, 2006
Clawback:	Up to 35% at 110.875%
Until:	April 15,2009
Mandatory Redemption:	See below
Optional Redemption:	On or after:	Price:
	April 15,2010	105.438%
	April 15,2011	102.719%
	April 15, 2012 and thereafter	100.000%
Change of Control:	Put @ 101% of principal plus accrued interest
Trade Date:	March 29, 2006
Settlement Date:	April 12,2006
(T+10)
CUSIP:	144A: 696030AA3 Reg S: U69590AA2 USU69590AA28
Bookrunner:	JPMorgan	85.00%
Co-Managers:	Jefferies	15.00%
Gross Spread:	2.500%
Comment:

In the event that the acquisition does not close on the Settlement Date, the proceeds of the Notes will be deposited in escrow. The Notes will be subject to mandatory special redemption on 2 business days notice following the earlier of termination of the acquisition agreement and May 8,2006 at a redemption price equal to 100%, plus accrued interest to, but not including, the date of redemption.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (8) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuers.  Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21 (1) of the FSMA does not apply to the Issuers, Parent or the Subsidiary Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuers that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D-1

Form of Opinion of Counsel for the Issuers,
Parent and the Subsidiary Guarantors on Closing Date

Subject to the assumptions, qualifications and limitations (which may include customary assumptions relating to jurisdictions in which Kirkland & Ellis LLP is not admitted for Wet “N Wild Nevada Inc. with respect to authorization, execution and delivery) which are identified in this letter, we are of the opinion that:

1.             Each of Parent, Funding and Finance has been duly incorporated and is a corporation existing and in good standing under the General Corporation Law of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

2.             Each of the Delaware Guarantors is a corporation existing and in good standing under the General Corporation Law of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

3.             Each of Festival, Palace Management Company LLC and Bullwinkle’s Family Fun Center Holdings LLC is a limited liability company existing and in good standing under the Limited Liability Company Act of the State of Delaware, and has full limited liability company power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

4.             Splish Splash at Adventureland Inc. is a corporation existing and in good standing under the law of the State of New York, and has full corporate power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

5.             Raging Waters Group Inc. is a corporation existing and in good standing under the General Corporation Law of the State of California, and has full corporate power and authority to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

6.             The Issuers, Parent and each of the Subsidiary Guarantors (except that we express no opinion with respect to Wet “N Wild Nevada Inc.) have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and (except with respect to Wet ‘N Wild Nevada Inc.) all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

7.             The Indenture has been duly authorized, executed and delivered by the Issuers, Parent and each of the Subsidiary Guarantors, and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and binding obligation of the Issuers, Parent and each of the Subsidiary Guarantors, respectively, and will be enforceable against the Issuers, Parent and the Subsidiary Guarantors, respectively, in accordance with its terms, and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

8.             The Notes have been duly authorized, executed and delivered by the Issuers, and when the Notes are duly authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and will be entitled to the benefits of the Indenture, and the Notes will constitute “Securities” under the terms of the Indenture.

9.             The Guarantees have been duly authorized by Parent and each of the Subsidiary Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantees will constitute valid and binding obligations of Parent and the Subsidiary Guarantors, enforceable against Parent and the Subsidiary Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture.

10.           The Exchange Securities (including the related guarantees) have been duly authorized by the Issuers, Parent and each of the Subsidiary Guarantors, and when the notes to be issued in exchange for the Notes (the “Exchange Notes”) are issued by the Issuers as contemplated by the Registration Rights Agreement and the Indenture, duly authenticated by the Trustee in accordance with the provisions of the Indenture and the Exchange Notes and guarantees to be issued in exchange for the Guarantees (the “Exchange Guarantees”) are delivered in accordance with the terms of the Registration Rights Agreement and the Indenture, (i) the Exchange Notes and the Exchange Guarantees will constitute valid and binding obligations of the Issuers, Parent and the Subsidiary Guarantors, respectively, and will be enforceable against the Issuers, Parent and the Subsidiary Guarantors, respectively, in accordance with their terms, and will be entitled to the benefits of the Indenture, and (ii) the Exchange Notes will constitute “Securities” under the terms of the Indenture.

11.           The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers, Parent and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Issuers, Parent and each of the Subsidiary Guarantors and is enforceable in accordance with its terms (other than performance of obligations under the indemnification provisions of the Registration Rights Agreement, as to which no opinion is rendered).

12.           The Purchase Agreement has been duly authorized, executed and delivered by the Issuers, Parent and the Subsidiary Guarantors.

13.           The information in the Time of Sale Information and the Offering Memorandum under the headings “Description of notes,” “Exchange offer; registration rights,” “Transfer restrictions,” to the extent that they summarize laws, governmental rules or regulations or documents is correct in all material respects.

14.           The statements in the Time of Sale Information and the Offering Memorandum under the caption “Material U.S. federal income tax considerations,” insofar as such statements constitute matters of law, summaries of legal matters, or summaries of the documents referred to therein, fairly present and summarize, in all material respects, the matters set forth therein.

15.           The execution and delivery of the Transaction Documents by the Issuers, Parent and the Subsidiary Guarantors and the sale of the Notes to you in accordance with the Purchase Agreement do not, and the issuance of the Exchange Notes and the Exchange Guarantees in the manner contemplated by the Registration Rights Agreement and the Indenture and performance by the Issuers, Parent and the Subsidiary Guarantors of their respective obligations in the Transaction Documents will not, (i) constitute a violation by the Issuers, Parent or any Subsidiary Guarantor of any applicable provision of any Applicable Law (except that we express no opinion in this paragraph as to any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement or Registration Rights Agreement would be permitted), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuers, Parent or any of their respective subsidiaries (except that we express no opinion with respect to Wet ‘N Wild Nevada Inc.) or (iii) conflict with, breach, or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, Parent or any of their respective subsidiaries pursuant to, any obligation of the Issuers, Parent or any of their respective subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by the Issuers and Parent and which the Issuers and Parent have represented lists all material agreements and instruments to which the Issuers, Parent or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuers or Parent or any of their respective subsidiaries is subject (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such agreement).

16.           None of the Issuers, Parent nor any of the Subsidiary Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

17.           Assuming the accuracy of the representations, warranties and agreements of the Issuers, Parent and the Subsidiary Guarantors and of the Initial Purchasers contained in the Purchase Agreement, it is not necessary in connection with (1) the offer, sale and delivery of the Securities to the several Initial Purchasers pursuant to the Purchase Agreement or (ii) the resales of the Securities by the several Initial Purchasers in the manner contemplated by in the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939.

18.           Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

19.           To our knowledge, none of the Issuers, Parent nor any of the Subsidiary Guarantors is required to obtain any consent, approval, authorization or order of any governmental agency for each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuers, Parent and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for any such consent, approval, authorization or order which may be required under the so-called “Blue Sky” or securities laws of any state (as to which we express no opinion or advice) and as required in connection with obligations under securities laws governing their obligations under the Registration Rights Agreement.

20.           To our knowledge, except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuers or any of their subsidiaries is or may be a party or to which any property of the Issuers or any of their subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Issuers or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to our knowledge, contemplated by any governmental or regulatory authority or threatened by others.

21.           In the event of an Escrow Closing, (i) the opinions with respect to the Specified Issuers and the Subsidiary Guarantors contained in paragraphs 5, 6, 7, 8, 9, 10 and 11 above shall not be required to be delivered at the time of the Closing of the Notes, and in lieu thereof, shall be delivered as a condition to the release of the Escrow Funds; (ii) paragraphs 5, 6, 7, 8 and 9 shall include opinions with respect to the Supplemental Indenture; (iii) paragraph 10 shall include opinions with respect to the Joinder to the Registration Rights Agreement; (iv) paragraph 11 shall include opinions with respect to the Joinder to the Purchase Agreement; (v) the term “Transaction Documents” and the opinions related thereto shall include the Escrow Agreement; and (vi) the following additional opinions shall be given:

22.           The Escrow Agreement has been duly authorized, executed and delivered by the Issuers and each of the Guarantors and, assuming due authorization, execution and delivery of the Escrow Agreement by the other parties thereto, the Escrow Agreement constitutes a valid and legally binding obligation of the Issuers and each of the Guarantors and is enforceable in accordance with its terms.

23.           The Escrow Agreement creates a valid security interest in favor of the Trustee for the ratable benefit of each of the Holders of the Notes (as defined in the Escrow Agreement) in that portion of the Collateral (as defined in the Escrow Agreement) in which Funding has rights, if any, and a security interest may be created under Article 9 of the New York UCC (the “ UCC Collateral”), which security interest secures the Obligations (as defined in the Escrow Agreement).

24.           The provisions of the Escrow Agreement are effective under the New York UCC to perfect the security interest in favor of the Escrow Agent for the benefit of the Holders of the Notes in that portion of the UCC Collateral consisting of the Collateral Account maintained with Wells Fargo Bank, N.A. (the “Securities Intermediary”) described in the Escrow Agreement (the “Securities Account”), assuming (a) the Escrow Agreement has been duly authorized executed and delivered by each of the parties thereto (other than the Funding and Parent) and is the legally valid and binding obligation of such parties, (b) the securities intermediary’s jurisdiction (determined in accordance with Section 811 O(e) of the New York UCC) is New York, (c) the Securities Account constitutes a “securities account” within the meaning of Section 8-501 of the New York UCC and (d) the Securities

Intermediary, with respect to the Securities Account, is acting in its capacity as a “securities intermediary” as defined in Section 8-1 02(a)(14) of the New York UCC.

ANNEX D-2

Form of 10b-5 Statement of Counsel for the Issuers, Parent and the Subsidiary Guarantors in the event of an Escrow Closing on the Acquisition Closing Date

April 12,2006

J.P. Morgan Securities Inc.
Jefferies and Company, Inc.

As the Initial Purchasers
                (as defined below)

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Re:                               Offering of 107/8% Senior Notes due 2014 (the “Securities”)
of Festival Fun Parks, LLC and Palace Finance, Inc.

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for and at the request of Palace Entertainment Holdings, Inc., a Delaware corporation, Festival Fun Parks, LLC, a Delaware limited liability company, and its subsidiaries, Palace Funding, Inc., a Delaware corporation and Palace Finance, Inc., a Delaware corporation (together, the “Company”) and the Subsidiary Guarantors, in response to the requirement in Section 6(f) of the Purchase Agreement dated March 29, 2006 (the “Purchase Agreement”) between the Company, the Subsidiary Guarantors and J.P. Morgan Securities Inc. and Jefferies and Company, Inc., as the initial purchasers (collectively, “you” or the “Initial Purchasers”).

In the above capacity, we have reviewed the Time of Sale Information and the offering memorandum of the Company, dated March 29, 2006, relating to the issuance of the Securities (the “Offering Memorandum”).  For purposes of this letter, “Time of Sale Information” means collectively, the Preliminary Offering Memorandum dated as of March 17,2006, the Supplement to the Preliminary Offering Memorandum dated as of March 27, 2006 and a term sheet delivered to investors at the time of pricing.

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Time of Sale Information and Offering Memorandum involved many determinations of a wholly or partially nonlegal character.  Except to the extent otherwise explicitly indicated in numbered paragraphs 13 and 14 of our other letter to you dated the date hereof with respect to the issuance of the Securities, we have not independently verified, and do not assume any responsibility for, the accuracy, completeness or fairness of the Time of Sale Information and the Offering Memorandum and make no representation that the actions taken in connection with the preparation and review of the Time of Sale Information and the Offering Memorandum were sufficient to cause the Time of Sale Information and the Offering Memorandum to be accurate, complete or fair.

We can, however, confirm that we have participated in the preparation of the Time of Sale Information and the Offering Memorandum and have participated in conferences with representatives of the Company, the Subsidiary Guarantors, MidOcean Partners, LP, and

Palace Entertainment, Inc., Mr. John A. Cora, Mr. Daniel S. Martinez, other counsel for the Company, representatives of the independent accountants of the Company, you and your representatives and counsel during which disclosures in the Time of Sale Information and the Offering Memorandum and related matters were discussed, and have reviewed such other documents as we deemed appropriate.

Based upon our procedures identified above (relying as to materiality upon the opinions and statements of officers and other representatives of the Company, the Subsidiary Guarantors, MidOcean Partners, LP and Palace Entertainment, Inc., and Mr. John A. Cora and Daniel S. Martinez to the extent consistent with our professional responsibility), we can advise you that nothing has come to our attention that has caused us to conclude that the Time of Sale Information as of March 29, 2006 and the Offering Memorandum at the date it bears or on the date of this letter contained or contains an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  We note that the Time of Sale Information and the Offering Memorandum have been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act of 1933, as amended.

This letter does not consider or cover, and we do not express any view with respect to, any financial statements or supporting schedules (or any notes to any such statements) or other financial information set forth in (or omitted from) the Time of Sale Information and the Offering Memorandum.  The advice in this letter is limited to the federal securities laws of the United States of America.  This letter speaks as of the time of its delivery on the date it bears.  We do not assume any obligation to provide you with any subsequent advice.

This letter may be relied upon by the Initial Purchasers solely in your capacity as initial purchasers in connection with the closing under the Purchase Agreement occurring today.  Without our written consent: (i) no person (including any person that acquires any Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Kirkland & Ellis LLP

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER TO THE PURCHASE AGREEMENT

                       , 2006

J.P. Morgan Securities Inc.

As Representative of the
several Initial Purchasers listed
in Schedule 1 to the Purchase
Agreement (as defined)

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement’) dated March 29, 2005, between Palace Entertainment Holdings, Inc., a Delaware corporation (the “Parent’), Palace Funding, Inc., a Delaware corporation (“Funding”) and you as representative of the initial purchasers (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Issuers by the Initial Purchasers.  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the Issuers and the Subsidiary Guarantors listed on the signature pages hereto agree that this joinder agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the release of the Escrow Funds and is being executed concurrently with the consummation of the Acquisition.

1.             Joinder.  Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions including the representations, warranties, agreements, obligations, acknowledgments, confirmations and understandings of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally as an Issuer or a Subsidiary Guarantor thereunder and as if such party executed the Purchase Agreement on the date thereof.

2.             Representations, Warranties and Agreements of each of the Issuers and Subsidiary Guarantors.  Each of the Issuers and the Subsidiary Guarantors represents and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof that:

(a)           each Issuer and Subsidiary Guarantor has the corporate power to execute and deliver this joinder agreement and all corporate action required to be taken by the Issuer or the Subsidiary Guarantor for the due and proper authorization, execution, delivery and performance of this joinder agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this joinder agreement has been duly authorized, executed and delivered by such Issuer or Subsidiary Guarantor; and

(b)           the representations, warranties and agreements of the Issuers and the Subsidiary Guarantors set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3.             GOVERNING LAW.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.             Counterparts.  This joinder agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

5.             Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this joinder agreement.

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this joinder agreement by signing in the space provided below, whereupon this joinder agreement will become a binding agreement between the Issuers and Subsidiary Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

FESTIVAL FUN PARKS, LLC

By
Title:

PALACE FINANCE, INC.

By
Title:

SPLISH SPLASH AT ADVENTURELAND INC.
BULLWINKLE’S FAMILY FUN CENTER HOLDINGS LLC
SMARTPARKS - SAN JOSE INC.
SMARTPARKS - RIVERSIDE INC.
SMARTPARKS - SAN DIMAS INC.
RAGING WATERS GROUP INC.
WET ‘N WILD NEVADA INC.
SMARTPARKS - CAROLINA INC.
SMARTPARKS - FLORIDA INC.
SMARTPARKS - SILVER SPRINGS INC.
PALACE MANAGEMENT COMPANY LLC

By
Title:

Exhibit B

Form of Registration Rights Agreement
For Non-Escrow Closing

This REGISTRATION RIGHTS AGREEMENT dated April [], 2006 (the “Agreement”) is entered into by and among Festival Fun Parks, LLC, a Delaware limited liability company (the “Company”), Palace Finance, Inc., a Delaware corporation (“Palace Finance,” and together with the Company, the “Issuers”), Palace Entertainment Holdings, Inc., a Delaware corporation (“Holdings”), the other guarantors listed in Schedule 1 hereto (the “Subsidiary Guarantors,” and, together with Holdings, the “Guarantors”), and J.P. Morgan Securities Inc. (“JPMorgan”) and Jefferies & Company, Inc. (the “Initial Purchasers”).

The Issuers the Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated March 29, 2006 (the “Purchase Agreement”), which provides for the sale by the Issuers to the Initial Purchasers of $150,000,000 aggregate principal amount of the Issuers’ 107/8% Senior Notes due 2014 (the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Guarantors.  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuers and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Issuers and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of the Securities.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of April 12, 2006 among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Issuers” shall have the meaning set forth in the preamble.

“JPMorgan” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuers or any of their affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional

Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.  3

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any

Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Issuers and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuers and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf’ registration statement of the Issuers and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.             Registration Under the Securities Act.  (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuers and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers.  The Issuers and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Issuers and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)            that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)           the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)          that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)          that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)           that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (8) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of any of the Issuers or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Issuers and the Guarantors shall:

(i)            accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)           deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Issuers and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Issuers and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by April 7, 2007 or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Issuers and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

In the event that the Issuers and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Issuers and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Issuers and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Issuers and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Issuers and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)           The Issuers and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)           An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, does not become effective on or prior to April 7, 2007 (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by 1.00% per annum until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act.  In the event that the Issuers receive a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby does not become effective by the later of (x) September 9, 2006 or (y) 90 days after the delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by 1.00% per annum until the Shelf Registration Statement becomes effective or the Securities become freely tradable under the Securities Act.

If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.

(e)           Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3.             Registration Procedures.  (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuers and the Guarantors shall as expeditiously as possible:

(i)            prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)          to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)          in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counselor Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Issuers and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)           use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither of the Issuers nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi)          notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuers of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401 (g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of any the Issuers or the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if any of the Issuers or the Guarantors receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Issuers or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)         use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401 (g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(viii)        in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each

Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix)           in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)            in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Issuers and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi)           a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Issuers and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Issuers and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall object;

(xii)          obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii)         cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)        in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers and their subsidiaries, and cause the respective officers, directors and employees of the Issuers and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuers or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xv)         in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuers or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi)        if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be so included in such filing;

(xvii)       in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such

Registrable Securities with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Issuers and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Issuers or any Guarantor, or of any business acquired by the Issuers or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xviii)      so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Issuers of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof.

(b)           In the case of a Shelf Registration Statement, the Issuers may require each Holder of Registrable Securities to furnish to the Issuers such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuers and the Guarantors may from time to time reasonably request in writing.

(c)           In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Issuers and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Issuers and the Guarantors, such Holder will deliver to the Issuers and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           If the Issuers and the Guarantors shall give any notice pursuant to Section 3(c) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Issuers and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.  The Issuers and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(e)           The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4.             Participation of Broker-Dealers in Exchange Offer.  (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuers and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)           In light of the above, and notwithstanding the other provisions of this Agreement, the Issuers and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date, if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Issuers and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)           The Initial Purchasers shall have no liability to the Issuers, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.             Indemnification and Contribution.  (a) Each of the Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Issuers in writing through JPMorgan or any selling Holder, respectively, expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Issuers and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Issuers and the Guarantors, each officer of the Issuers and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Issuers, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by JPMorgan, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuers.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuers and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Issuers, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)            The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers or the Guarantors or the officers or directors of or any Person controlling the Issuers or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.             General.

(a)           No Inconsistent Agreements.  The Issuers and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers or any Guarantor under any other agreement and (ii) neither the Issuers nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Issuers and the Guarantors, initially at the Issuers’ address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuers or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)            Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Issuers, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FESTIVAL FUN PARKS, LLC

By
Title:

PALACE FINANCE, INC

By
Title:

PALACE ENTERTAINMENT HOLDINGS, INC.

By
Title:

SPLISH SPLASH AT ADVENTURELAND INC.
BULLWINKLE’S FAMILY FUN CENTER HOLDINGS LLC
SMARTPARKS - SAN JOSE INC.
SMARTPARKS - RIVERSIDE INC.
SMARTPARKS - SAN DIMAS INC.
RAGING WATERS GROUP INC.
WET “N WILD NEVADA INC.
SMARTPARKS - CAROLINA INC.
SMARTPARKS - FLORIDA INC.
SMARTPARKS - SILVER SPRINGS INC.
PALACE MANAGEMENT COMPANY LLC

By
Title:

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers

By
Authorized Signatory

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of    , 2006 by and among the Festival Fun Parks, LLC, a Delaware limited liability company, Palace Finance, Inc., a Delaware corporation, Palace Entertainment Holdings, Inc., a Delaware corporation, the other guarantors party thereto and J.P. Morgan Securities Inc., on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                                                       .

[NAM E)

By
NAME:
Title:

Schedule 1

Guarantors

Palace Entertainment Holdings Inc., a Delaware corporation;

Splish Splash at Adventureland Inc., a New York corporation;

Bullwinkle’s Family Fun Center Holdings LLC; a Delaware limited liability company;

Smartparks - San Jose Inc., a Delaware corporation;

Smartparks - Riverside Inc., a Delaware corporation; Smartparks - San Dimas Inc., a Delaware corporation; Raging Waters Group Inc., a California corporation;

Wet “N Wild Nevada Inc., a Nevada corporation;

Smartparks - Carolina Inc., a Delaware corporation;

Smartparks - Florida Inc., a Delaware corporation;

Smartparks - Silver Springs Inc., a Delaware corporation;

Palace Management Company LLC, a Delaware limited liability company